Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(108,036)
Unrealized Gain (Loss) on Market Value of Futures	469,206
Dividend Income	2,755
Interest Income	6,407
ETF Transaction Fees	350
Total Income (Loss)	$370,682

Expenses
General Partner Management Fees	$5,382
Professional Fees	6,772
Brokerage Commissions	204
Non-interested Directors' Fees and Expenses	68
Prepaid Insurance Expense	102
NYMEX License Fee	108
Total Expenses	12,636
Expense Waiver	(6,178)
Net Expenses	$6,458
Net Income (Loss)	$364,224

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$8,334,440
Withdrawals (50,000 Shares)	(489,794)
Net Income (Loss)	364,224

Net Asset Value End of Month	$8,208,870
Net Asset Value Per Share (850,000 Shares)	$9.66

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612